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                                                                   EXHIBIT 10.36

                   MASTER AGREEMENT FOR CONSULTING SERVICES
                   ----------------------------------------

This Master Agreement for Consulting Services ("Agreement") is entered into as of the 10th day of February, 1998, by and between TIER TECHNOLOGIES, INC. (CONSULTANT) AND HUMANA INC. (HUMANA).

WITNESSETH:  That, for and in consideration of the mutual promises and covenants
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hereinafter contained, the parties hereto agree as follows:

ARTICLE 1:  GENERAL DESCRIPTION AND SCOPE OF SERVICE
---------   ----------------------------------------

1.1 Consultant agrees to provide to Humana such technical assistance and assistance in design, development and implementation, programming, training, consulting, project management, use of expertise and related services as are described in such Schedules as are executed from time to time by both parties to this Agreement (the "Schedules"). Such services shall be provided in accordance with the provision of this Agreement and within guidelines established by Humana. Only Time & Materials Schedules may be executed pursuant to this Agreement and made a part hereof ("Schedule"). Each Schedule shall be consecutively numbered to facilitate identification and, when executed by an authorized representative of both parties, shall be incorporated herein and made a part hereof.

                1.1.1 Each Schedule will contain the names of the Consultant employees performing services covered by that Schedule, their job classification, the hourly rate of payment applicable to each listed Consultant employee (the "Hourly Rate"), the work location of each Consultant employee, the name of Humana's Project Manager and such additional information, terms and conditions as the parties may agree upon and wish to include.

                1.1.2 In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Schedule, the terms and conditions of such Schedule shall govern.

1.2 For all Schedules, the scope of Consultant's work effort must be coordinated with appropriate personnel designated by Humana and shall at all times be subject to the parameters established by Humana from time to time.

1.3 Humana's owned, controlled and/or managed affiliates ("Affiliates") and subsidiaries may execute Schedules under this Agreement and for purposes of any such Schedules under this Agreement and for purposes of any such Schedule shall be considered the "Humana" as that term is used herein.

1.4 Unless otherwise mutually agreed to by the parties in writing, (i) Consultant agrees not to hire or to solicit the employment of any personnel of Humana with whom Consultant has contact during the performance of any Schedule for the term of such Schedule and for twelve (12) months thereafter, and (ii) Humana agrees not to hire or to solicit the employment of any of the Consultant's employees assigned to Humana to perform services under any Schedule during the term of such Schedule and for twelve (12) months thereafter. If one party violates this section 1.4 of the Agreement, the offending party shall pay the other party a total of 25% of the total annual compensation of the new position with the offending party.

ARTICLE 2:  STATEMENT OF WORK
---------   -----------------

2.1 A statement of the scope of work (the "Statement") shall be attached to each Schedule as an Attachment A and shall be incorporated therein and made a part
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thereof.  Any Statement attached to a  Schedule shall
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contain a description of, and the Schedule for, the tasks to be performed by
Consultant, and such additional information as the parties may agree upon and wish to include.

                2.1.1 Each Schedule referred to herein shall be deemed to include any such Statement.

                2.1.2 Schedule 2.0, Attachment A, "Documents describing the Statement is hereby attached and incorporated herein by reference.


ARTICLE 3:  ORGANIZATION OF PERSONNEL SUPPLIED BY CONSULTANT
---------   ------------------------------------------------

3.1 Consultant shall appoint for each Schedule, at no charge to Humana, a qualified member of its staff who will operate as the Consultant's main interface between Humana and Consultant, who will ensure that Consultant personnel coordinate and interface with Humana personnel in a manner satisfactory to Humana, and who will assist Humana in resolving any problems.

3.2 Humana shall have the right to interview and otherwise evaluate all Consultant personnel assigned to perform any services under any Schedule and to accept or reject any individual based upon the background experience indicated by the individual. In the event that any Consultant employee performing services under any Schedule is found to be unacceptable to Humana for cause or without cause, including, but not limited to, demonstration that he or she is not qualified to perform, Humana shall notify Consultant of such fact and Consultant shall immediately remove said employee from performing services under that Schedule and, if requested by Humana, promptly provide a qualified replacement. Humana is the sole judge as to the performance capability. In the event that any Consultant employee assigned to perform services under any
Schedule is found to be unacceptable to Humana for any other reason, Humana shall notify Consultant of such fact and Consultant shall immediately take appropriate corrective action. In such circumstances of immediate removal, effective immediately no additional fees or expenses shall be incurred by Humana for this Consultant employee.

3.3 Consultant agrees to use its best efforts to insure the continuity of Consultant employees assigned to perform services under any Schedule. Any reassignment by Consultant of those of its employees assigned to perform services under any Schedule must be with Humana's prior written consent and upon thirty (30) day prior written notice to Humana. In the event Consultant reassigns any of its employees assigned to perform services under any Schedule (other than at the request of Humana to other Humana projects), Consultant will promptly provide a suitable replacement of the same skill level acceptable to Humana. There will be no charge to Humana for such replacement for a reasonable period of time (to be agreed upon between Humana and Consultant) while the replacement employee acquires the necessary orientation and education to make a productive contribution substantially equal to that of the employee replaced.
If Consultant is unable to replace employee with a person of like skill and experience, Consultant shall reimburse Humana for any additional costs incurred by Humana as a result of having to replace such Consultant through another Contractor service in order to complete the task described in the Schedule. At Humana's sole option, instead of replacing said Consultant employee or if suitable Consultant employee cannot be found in a reasonable period of time, Humana can terminate the Schedule and receive all work performed to date plus a refund of all services provided by Consultants employee.

3.4 Consultant, in performance of this Agreement, is acting as an independent contractor, personnel supplied by Consultant hereunder are not Humana's personnel or agents, and Consultant assumes full responsibility for their acts. Consultant shall be solely responsible for the payment of compensation of Consultant employees

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assigned to perform services hereunder, and such employees shall be informed that they are not entitled to the provision of any Humana employee benefits. Humana shall not be responsible for payment of worker's compensation, disability or other similar benefits, unemployment or other similar insurance or for withholding income or other similar taxes or social security for any Consultant employee, but such responsibility shall solely be that of Consultant.

ARTICLE 4:  ORGANIZATION OF PERSONNEL SUPPLIED BY HUMANA
---------   --------------------------------------------

4.1 Humana shall designate an appropriate Humana representative as Humana's Project Manager for each Schedule. The Humana's Project manager will be charged with responsibility of acting as Consultant's principal point of interface with Humana for the services covered by the Schedule involved, and, in the case of any Schedule, will direct, define, and schedule the tasks to be performed by Consultant employees contemplated by the applicable Statement.

ARTICLE 5:  STATUS MEETINGS
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5.1  If Humana so requests, Consultant shall hold periodic status meetings with
Humana management in order to review the status of Consultant activities. Such meetings will be conducted at such locations as are mutually agreed to by Humana and Consultant.

ARTICLE 6:  FEES AND EXPENSES; RECORDS; TAXES
---------   ---------------------------------

6.1 Consultant shall invoice Humana, monthly, for the technical services and assistance in design, programming, consulting, training, project management, and related services provided to Humana by Consultant personnel under any Schedule in accordance with the Hourly Rate set forth opposite each Consultant employee listed on that Schedule. Such Hourly Rate shall be as mutually agreed to by the parties hereto, but in no event shall exceed Consultant's standard published rate for an employee in that job classification. Payment is due within thirty
(30) days of receipt of invoice. Any contested charges shall not prevent the timely payment of uncontested charges. Late payments shall incur late charges at the rate of 1 1/2 percent per month. Charges by consultant are listed in
Schedule 1.0, Attachment A, which is attached hereto and incorporated herein.

        6.1.1 For work performed pursuant to any Schedule, Consultant personnel shall enter time worked into Humana's time reporting system daily and Consultant shall submit authorized time sheets to Humana each week showing the number of hours worked by Consultant employees.

6.2 In addition to the charges invoiced in accordance with Sections 6.1 hereof, Consultant shall invoice Humana, monthly, for expenses incurred during the prior period as a result of performing services in accordance with any Schedule. Such expenses shall be limited to reasonable out-of-pocket expenses necessarily and actually incurred by Consultant in the performance of its services hereunder, provided that: (i) Humana has given its prior written consent for any such expenses; (ii) the expenses have been detailed on a form acceptable to Humana and submitted to an authorized representative of Humana and of Consultant for review and approval in accordance with Humana's and Consultant's expense review and approval policies; and (iii) Consultant submits supporting documentation in addition to the approved expense form. Upon receipt of copies of detailed receipts for each reimbursable item, Humana agrees to reimburse Consultant for actual and reasonable direct expenses, including, but not limited to, transportation and living cost, incurred by

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Consultant.  With the exception of trips which have been preapproved and/or specifically requested by Humana and with the exception of trips to Humana facilities which were specifically included as part of an plan which has been preapproved by Humana, Consultant agrees to provide Humana with estimates of any direct expenses to be incurred and obtain Humana's written approval before said expenses are incurred. Airfare will be compensated at the lowest fare possible of the tourist or coach-economy rate. Mileage for personal automobile will be compensated at the then current allowable I.R.S. rate. If a rental car is used in lieu of a personal automobile, reimbursement shall be at the actual vehicle rate (in no case more than the mid-size vehicle rate) plus gasoline and/or mileage charges but excluding all optional charges. Other forms of ground transportation shall be reimbursed at reasonable actual cost. It is understood that Humana shall not reimburse Consultant for normal commutation expenses or for travel and living expenses incurred by any Consultant employee in performing services at a Humana facility located in the same metropolitan area as that employee's home base. It is also understood that any entertainment by or on behalf of Consultant shall be at no cost to Humana unless exception is granted in writing in advance by Humana's Project Manager. Certain expenses are not reimbursable by Humana. These include but are not limited to: Consultant travel time, personal entertainment or travel, Consultant personal items, valet and laundry service, office supplies and equipment, commercial secretarial services, commercial telephone and fax services, and any unauthorized expense. Except for amounts disputed by Humana, Humana shall pay invoices for approved direct expenses with all copies of the detail receipts within thirty (30) days of Humana's receipt of such invoices. Any disputed charges and/or expenses shall not affect payment of non-disputed charges and/or expenses, in accordance with the terms of this Agreement.

6.3 Consultant shall maintain complete and accurate accounting records, in a form in accordance with generally accepted accounting principles, to substantiate Consultant's charges hereunder. Such records shall include, but not be limited to, payroll records, attendance cards and job summaries, and Consultant shall retain such records for a minimum period of four (4) years from the date of final payment under the Schedule to which such records relate.

ARTICLE 7:  PATENT AND COPYRIGHT INDEMNITY
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7.1  Consultant shall defend and/or handle at its own cost and expense any claim or action against Humana, its parent company, its subsidiaries and affiliated companies, for infringement of any patent, copyright or similar property right (including, but not limited to, misappropriation of trade secrets and any infringement by Consultant and its employees of the ViaSoft and Sterling software licensed software) based on any deliverable or any other materials furnished hereunder (unless said infringement results directly from Consultant's compliance with Humana's standards or specifications) by Consultant or based on Humana's use thereof. Consultant shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed upon and expressed in writing signed by the parties hereto. Humana will make available to Consultant any deliverables and/or works made for hire by Consultant pursuant to a Schedule which are necessary to the defense of Consultant against any claim of infringement for the duration of Consultant's legal defense.

7.2 In addition, Consultant shall indemnify and hold Humana, its subsidiaries and affiliated companies, harmless from and against any and all liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees) associated with any such claim or action incurred by Humana in accordance with this Article 7.

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7.3  If such infringement claim or action has occurred or, in Consultant's judgment is likely to occur, Humana shall allow Consultant, at Consultant's option and expense, to either: (i) procure for Humana the right to continue using said deliverable and/or materials; (b) modify such deliverable and/or materials to become non-infringing (provided that such modification does not adversely affect Humana's intended use of the deliverable and/or materials as contemplated hereunder); (c) replace said deliverable and/or materials with an equally suitable, compatible and functionally equivalent non-infringing deliverable and/or materials at no additional charge to Humana; or (d) if none of the foregoing alternatives is reasonably available to Consultant, upon written request Humana shall return the deliverable and/or materials in question to Consultant and Consultant shall refund all moneys paid by Humana in respect of such deliverable and/or materials and accept return of same.

ARTICLE 8:  CONFIDENTIAL INFORMATION OF HUMANA
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8.1  During the term of this Agreement and surviving its expiration or termination, Consultant will regard and preserve as confidential all information related to the business of Humana, its parent company and its subsidiaries and affiliated companies and its or their clients, patients and/or enrollees or ViaSoft or Sterling Software that may be obtained from any source as a result of this Agreement. Consultant will not, without first obtaining Humana's written consent, disclose to any person, firm or enterprise or use for its benefit any information relating to the pricing, methods, processes, financial data, lists, apparatus, statistics, programs, research, development or related information of Humana, its subsidiaries or affiliated companies or its clients, patients, and/or enrollees concerning past, present or future business activities of said entities, and the results of the provision of services performed by Consultant under this Agreement.

        8.1.1 Upon the written request of Humana, Consultant shall deliver to Humana all items, including, but not limited to, drawings, descriptions, test data or other papers or documents, which may contain any Humana confidential information, as well as any copies thereof, that Consultant has in its possession.

8.1.2  Confidential Information does not include:
        (a) information that is in the public domain prior to the disclosure or becomes part of the public domain through no wrongful act of the Consultant,
        (b) information that was in lawful possession of the Consultant prior to the disclosure,
        (c) information that was independently developed by Consultant outside the scope of this Agreement, and
        (d) information that was disclosed to Consultant by a third party who was in lawful possession of the information.

8.2 All materials, including, but not limited to, programs, documentation, reports, manuals, visual aids, and any other materials prepared by Consultant under any Schedule shall be deemed to be a work made for hire and made in the course of the services rendered hereunder and shall belong exclusively to Humana, with Humana having the right to obtain and to hold in its own name copyrights, registrations or such other protections as may be appropriate to the subject matter, and any extensions and renewals thereof. Consultant agrees to give Humana, and any person designated by Humana, reasonable assistance, at Humana's expense, required to perfect the rights defined in this Section 8.2. Unless otherwise agreed to by the parties, Consultant shall immediately upon the effective date of termination of each Schedule turn over to Humana all materials developed pursuant to such Schedule, including, but not limited to, working papers, narrative descriptions, reports, and data. Consultant agrees to retain no copies of any such materials.

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8.3  Each Consultant and Consultant's staff providing services to Humana shall sign Humana's standard security and data access forms.

8.4  In the event either party breaches any of its obligations under this
Article 8, the breaching party will indemnify and hold harmless the non-breaching party from and against any and all harm, injury, damages, costs and expenses incurred by the non-breaching party arising out of the said breach. In addition, the non-breaching party will be entitled to obtain injunctive relief against the breaching party.

ARTICLE 9:  WARRANTIES
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9.1  Consultant warrants and represents that it has full authority to enter into this Agreement and to consummate the transactions contemplated hereby and that this Agreement is not in conflict with any other Agreement to which Consultant is a party or by which it may be bound.

9.2 Consultant warrants and represents that each of its employees assigned to perform technical assistance and assistance in design, development and implementation, programming, consulting, training, project management and related services under any Schedule shall have the proper skill, training and background for his/her level of competence as specified in the Schedule so as to be able to perform in a competent and professional manner.

9.3 Unless otherwise specified in an individual Schedule, all materials and products developed under each Schedule by Consultant, whether or not such
Schedule is completed, are the property of Humana. Consultant warrants and represents that Humana shall receive good and marketable title to all materials and products developed under this Agreement, unless otherwise specified in an individual Schedule, free and clear of all liens, claims, encumbrances and security interest whatsoever of a third party.

9.4 Consultant represents the term "Total Business Solution" shall mean the proposal given to Humana by the team of three companies, Tier Technologies, Inc., VIASOFT and Sterling Software (Southern) Inc., who formed a business relationship (Tier Team) to deliver the complete business solution for the Humana New Billing System and further includes, but is not limited to, the following documents and representations:

        a. Humana New Billing System Request for Proposal (RFP) presented to respondents on December 5, 1997.
        b. RFP Response from the Tier Team, with Tier Technologies accepting ultimate responsibility for the completion of all proposed activities.
        c. Correspondence to Thomas Latham from Ben Stivers at Humana dated 1/16/97.
        d. Written responses to the correspondence dated 1/16/97.
        e. Project Plan including deliverables by Tier Team.
        f. Software sub-License Agreement between Humana Inc. and Consultant, covering the software from ViaSoft Inc. and Sterling Software Southern Inc.
        g. All documents listed on Schedule 2.0, Attachment A, which are not included above.

All of the above items which are in document form are attached hereto and incorporated herein by reference.

Consultant agrees that following the execution of this Master Agreement for Consulting Services, it shall promptly enter into a one-year Maintenance and Support Services Agreement. This agreement shall provide that Consultant will

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deliver up to $690,000 of warrant and support deliverables as mutually agreed upon by Consultant and Humana. Consultant agrees that the service levels of these services shall be substantially similar to those outlined in the attached draft maintenance and support services agreement hereinafter referred to as Exhibit D.

9.5 CONSULTANT MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXCEPT AS PROVIDED HEREIN, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, NOR ARE ANY SUCH WARRANTIES TO BE IMPLIED WITH RESPECT TO THE SERVICES FURNISHED HEREUNDER.

ARTICLE 10: TERM
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10.1  This Agreement shall commence on the date first above written and shall continue in full force and effect thereafter until terminated in accordance with the provisions of this Agreement. In such case, Humana agrees to pay Consultant for all fees and expenses (as described in Article 6 herein) incurred by Consultant up to the effective date of termination, including reasonable costs of the unexpired Lease Commitments as well as the reasonable unamortized costs of improvements, reasonable capital costs and reasonable fixtures to its office and the development space used and/or leased as required for Consultant to fulfill its obligations under this Agreement. Lease Commitments shall be limited to those items listed on Schedule 10.0, Attachment and as added following contract signing.

Consultant may terminate this Agreement upon satisfactory completion of all work described in all outstanding Schedules with ninety days prior written notice to Humana.

10.2 In the event of any material breach of this Agreement by either party hereto, the other party may (reserving cumulatively all other remedies and rights under this Agreement and in law and in equity) terminate this Agreement, in whole or in part, by giving 90 days' prior written notice thereof; provided, however, that this Agreement shall not terminate at the end of said 90 days' notice period if the party in breach has cured the breach of which it has been notified prior to the expiration of said 90 days.

10.3 Termination of this Agreement shall not affect rights and/or obligation of the parties which arose prior to any such termination (unless otherwise provided herein) and such rights and/or obligations shall survive any such termination.

ARTICLE 11: SECURITY REGULATIONS
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11.1  Consultant's personnel will be instructed to comply with Humana's physical and data security regulations applicable to each Humana location. Consultant's personnel, when deemed appropriate by Humana, will be issued visitor identification cards and each such card will be surrendered by Consultant's personnel, upon demand by Humana, upon termination of the Schedule pursuant to which Consultant's personnel are performing services hereunder or upon termination of the Agreement.

11.2 Consultant shall coordinate all security activities relating to providing its personnel with access to Humana's information systems through the designated
security contact at Humana location.   It is the responsibility of the
Consultant to notify the Humana when any of its personnel who have been granted access to Humana facilities, Confidential Information or other systems are terminated, transferred, begin

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leave of absence, or no longer need access to the Humana Confidential
Information within twenty-four (24) hours of such a change.

ARTICLE 12:  WORK POLICY
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12.1  Unless otherwise agreed to by the parties, Consultant's personnel, while working on Humana's premises, shall observe the working hours, working rules and holiday schedules of Humana applicable to such Humana premises. Humana agrees to provide reasonable working space, resources and materials which are necessary for the performance of such services under such Schedule; provided, however, that such working space, resources and/or materials are agreed upon by Humana in the Schedule for such services and the use of any such working space, resources and/or materials is arranged so as to minimize any disruption to Humana's normal business operations.

ARTICLE 13:  TAXES
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13.1  The charges for services provided hereunder do not include taxes.  Humana agrees to pay any tax for which it is responsible hereunder, which may be levied on or assessed against Humana directly, and, if any such tax is paid by Consultant, to reimburse Consultant therefor upon receipt by Humana of proof of payment acceptable to Humana. If Consultant is required to pay sales or usage taxes imposed with respect to this Agreement or any license granted hereunder, Consultant shall collect said taxes from Humana and remit to the proper taxing authority, and shall include a separate line item for said sales and usage tax on the invoice to Humana. Any other taxes imposed with respect to this Agreement or any license granted hereunder shall be the responsibility of Consultant.

ARTICLE 14:  LIABILITY
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14.1  EXCEPT FOR CONSULTANT'S OBLIGATIONS AS SET FORTH IN ARTICLE 23, IN NO
EVENT SHALL HUMANA OR CONSULTANT BE LIABLE, ONE TO THE OTHER, FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE FURNISHING, PERFORMANCE, OR USE OF ANY PRODUCTS OR SERVICES PROVIDED PURSUANT TO THIS AGREEMENT.

ARTICLE 15:  ASSIGNMENT
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15.1  This Agreement shall be binding upon the parties' respective successor and permitted assigns. Neither party may assign this Agreement, and/or any of its rights and obligations hereunder except to a successor corporation through merger or consolidation, without the prior written consent of the other party, such consent not to be unreasonably withheld, and any such attempted assignment shall be void. Subject to the foregoing, all of the terms, conditions, covenants, and agreements contained herein shall inure to the benefit of, and be binding upon, any such successor corporation and any permitted assignees of the respective parties hereto. It is further understood and agreed that consent by either part to such assignment in one instance shall not constitute consent by the part to any other assignment.

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ARTICLE 16:  EXCUSABLE DELAY
----------   ---------------

16.1 In no event shall either party be liable to the other for any delay or failure to perform hereunder, which delay or failure to perform is due to causes beyond the control of said party, including, but not limited to, acts of God; acts of the public enemy; acts of the United States of America, or any State, territory or political subdivision thereof or of the District of Columbia; fires; floods; epidemics; quarantine restrictions; strikes or freight embargoes.

        16.1.1 Notwithstanding the foregoing, in every case the delay or failure to perform must be beyond the control and without the fault or negligence of the party claiming excusable delay.

16.2 Performance times under this Agreement shall be considered extended for a period of time equivalent to the time lost because of any delay which is excusable hereunder; provided, however, that, if any such delay shall, in the aggregate, last for a period of more than 30 days, the party not relying on the excusable delay, at its option, may terminate this Agreement as it relates to the Schedule involved.

ARTICLE 17:  ADVERTISING OR PUBLICITY
----------   ------------------------

17.1 Neither Consultant nor Humana shall use the name of the other in any advertising or publicity releases without securing the prior written approval of the other. Consultant shall not use Humana associates or Humana name or Humana logo in any advertising or reference or marketing material in any way and shall not use Humana name in any way for any reference, unless written permission is received by Consultant from Humana in each circumstance Humana name, reference or logo is used by Consultant. In the event either party breaches any of its obligations under this Article 17, the breaching party will indemnify and hold harmless the non-breaching party from and against any and all harm, injury, damages, costs and expenses incurred by the non-breaching party arising out of the said breach. In addition, the non-breaching party will be entitled to obtain injunctive relief against the breaching party.

ARTICLE 18:  NOTICES
----------   -------

18.1 Any notices or other communications required or permitted to be given or delivered under this Agreement shall be in writing (unless otherwise specifically provided herein) and shall be sufficiently given if delivered personally or mailed by certified or registered, postage prepaid, return receipt requested, to:

For Humana:        Humana Inc.
----------         500 West Main Street
                   Louisville, Kentucky  40202
                   Attention:  Director of Purchasing

For Consultant:    Tier Technologies, Inc.
--------------     James L. Bildner
                   Chairman and CEO
                   Suite 250
                   1350 Treat Blvd
                   Walnut Creek, CA 94596

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Copy to:      Tier Technologies, Inc.
-------       George F. Ross
              Sr. V.P. and CEO
              Suite 850
              1350 Treat Blvd
              Walnut Creek, CA 94596

18.2 Any such notice or other communication shall be deemed to be given as of the date it is personally delivered or when placed in the mails in the manner specified. Neither party shall be allowed to refuse acceptance of delivery.

ARTICLE 19:  GOVERNING LAW
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19.1  The validity of this Agreement, the construction of the terms, and the interpretation of the rights and duties of the parties shall be governed by the laws of the Commonwealth of Kentucky, without giving effect to its conflict of law principles. The parties agree that the courts of Jefferson County, Kentucky, shall be the exclusive courts of jurisdiction and venue for any litigation, special proceeding or other proceeding as between the parties that may be brought, or arise out of, or in connection with, or by reason of this Agreement.

ARTICLE 20:  MODIFICATIONS AND AMENDMENTS
----------   ----------------------------

20.1 No modification, amendment, supplement to or waiver of this Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and duly signed by both parties.

20.2 A failure or delay of either party to this Agreement to enforce at any time any of the provisions of this Agreement, or to exercise any option which is herein provided, or to require at any time performance of any of the provisions hereof, shall in no way be construed to be a waiver of such provision of this Agreement or shall not excuse the other party's performance of such, nor affect any rights at a later time to enforce the provision.

ARTICLE 21:  SEVERABILITY
----------   ------------

21.1 In the event any one or more of the provisions of the Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision. If any provision of this Agreement is held to be excessively broad as to duration, geographical scope, activity or subject, it is to be construed by limiting and reducing it, so as to be enforceable to the extent compatible with applicable law. If any provision of this Agreement or the application of any such provision shall be held by a tribunal of competent jurisdiction to be contrary to law, the remaining previsions of this Agreement shall continue in full force and effect.

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ARTICLE 22:  ENTIRETY OF AGREEMENT
----------   ---------------------

22.1 The terms and conditions of any and all Exhibits, Schedules and attachments to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein. This Agreement, together with all Exhibits, Schedules, and attachments hereto, constitutes the entire Agreement between the parties and supersedes all previous agreements, promises, representations, whether written or oral, except as provided in Article 9.4 herein, between the parties with respect to the subject matter hereof.

ARTICLE 23:  INSURANCE
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23.1  Consultant shall be liable for and shall indemnify and hold Humana harmless against any loss or damage arising from the fault or negligence of
Consultant, its officers, employees, agents, and representatives.   Humana
shall be liable for and shall indemnify and hold Consultant harmless against any loss or damage arising from the fault or negligence of Humana, its officers,
employees, agents and representatives.   Consultant agrees to carry and to
provide certificates of insurance with Humana shown as a certificate holder of the following insurance coverage which are listed on Schedule 23.0, Attachment A which attached hereto and incorporated herein by reference.

        Such above insurance shall not be canceled or the coverage thereunder reduced. Humana shall be named as an 'additional insured' on all insurance policies, except worker's compensation. Such insurance shall be primary and noncontributory to any insurance maintained by Humana. If any Consultant to be assigned by Humana is a subcontractor of Consultant, Consultant shall furnish Humana, upon request, with evidence that Consultant's insurance covers such Consultant or that such subcontractor of Consultant maintains the same types and level of insurance as that required of Consultant hereunder.

IN WITNESS HEREOF, the parties hereto, each acting under due and proper authority, have executed this Agreement as of the day, month and year first written below.

HUMANA INC.                                 TIER TECHNOLOGIES, INC.


By:  /s/ George W. Vieth                    By:  /s/ James L. Bildner
    ------------------------------               ------------------------------
     (Authorized Signature)                       (Authorized Signature)


Name:   George W. Vieth                     Name:   James L. Bildner
      ----------------------------                 ----------------------------
       (Type or Print)                             (Type or Print)


Title: Vice President Strategy & Systems    Title:  Chairman & CEO
       ---------------------------                 ----------------------------

Date:      2-16-98                          Date:     2/12/98
       ---------------------------                 ----------------------------

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